UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 16, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03

Material Modification to Rights of Security Holders.

Pursuant to Section 5(b) of the Certificate of Designations of Series A Convertible Preferred Stock of Fresh Harvest Products, Inc., a New Jersey corporation (the “Company”), the Company has elected to automatically convert each share of Series A Convertible Preferred Stock, par value $0.0001 per share, outstanding on September 16, 2011 into one hundred (100) shares of the Company’s common stock, par value $0.0001 per share.  As a result, 2,350,003 shares of Series A Convertible Preferred Stock converted into an aggregate of 235,000,300 shares of common stock, representing 54% of the 435,000,300 shares of the Company’s common stock outstanding immediately following such conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and

President

Date: September 19, 2011